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                                                                     EXHIBIT 4.4

                          FIRST SUPPLEMENTAL INDENTURE

     THIS FIRST SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of April 26, 1999, by and between FACILICOM INTERNATIONAL, INC., a Delaware corporation (the "COMPANY"), as issuer, and STATE STREET BANK AND TRUST COMPANY, as trustee (the "TRUSTEE"), to the Indenture (the "INDENTURE"), dated as of January 28, 1998, between the Company and the Trustee, under which the Company's 10 1/2% Senior Notes due 2008 and 10 1/2% Series B Senior Notes due 2008 (collectively, the "NOTES") are outstanding. Capitalized terms utilized and not otherwise defined herein shall have the respective meanings assigned to those terms in the Indenture.

     WHEREAS, the Indenture contains an incorrect reference at subpart (xxi) of the definition of "Permitted Liens" in that it refers to "Liens securing Indebtedness under Credit Facilities incurred in compliance with clause (iv) of paragraph (b) of Section 1011 whereas "Liens securing Indebtedness under Credit Facilities" are described in clause (iii) of paragraph (b) of said Section 10ll; and

     WHEREAS, clause (iv) of paragraph (b) of Section 1011 references "Telecommunications Assets;" and

     WHEREAS, it was the intention of the Board of Directors of the Company, as confirmed by Lehman Brothers Inc., the Representative for the Initial Purchasers of the Notes secured by the Indenture, that the reference in said subpart (xxi) should be both to clause (iii) and to clause (iv) of paragraph (b) of Section 1011 and it is the desire of the Board of Directors to correct the incorrect reference accordingly; and

     WHEREAS, in accordance with the terms of Section 901 of Article Nine of the Indenture, the Company, when authorized by a Board Resolution, and the Trustee may, without the consent of any Holders, enter into a supplemental indenture to cure any ambiguity, provided that such action does not adversely affect the interests of the Holders of the Notes in any material respect; and

     WHEREAS, the Board of Directors of the Company has determined that this Supplemental Indenture shall not adversely affect the interests of the Holders of the Notes in any material respect; and

     WHEREAS, the execution and delivery of this Supplemental Indenture has been authorized by a resolution of the Board of Directors of the Company; and

     WHEREAS, concurrent with the execution hereof, Lehman Brothers Inc. and Shearman & Sterling have each delivered a certificate, and the Company has delivered an Officers' Certificate and has caused its special counsel, Swidler Berlin Shereff Friedman, LLP, to deliver to the Trustee an Opinion of Counsel, each to the effect that this Supplemental Indenture complies with Section 901 of Article Nine of the Indenture and that all conditions precedent provided for in the Indenture relating to this Supplemental Indenture have been complied with.
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     NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of the Notes, as follows:

     1. Subpart (xxi) of the definition of "Permitted Liens" in Section 101 of Article One of the Indenture is hereby amended by deleting Subpart (xxi) in its entirety and inserting in place thereof the following:

          "(xxi) Liens securing Indebtedness under Credit Facilities incurred in compliance with clause (iii), or securing Indebtedness to finance the cost of Telecommunication Assets under clause (iv) of paragraph
          (b) of Section 1011."

     2. Except as expressly set forth herein, this Supplemental Indenture shall not be deemed to waive, amend or modify any term or condition of the Indenture, each of which is hereby ratified and reaffirmed, and the Indenture, as amended and supplemented hereby, shall remain in full force and effect.

     3. All conditions and requirements of the Indenture necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

     4. This Supplemental Indenture may be executed in one or more counterparts, each one of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental
Indenture to be executed as of the day and year first above written.


                                           FACILICOM INTERNATIONAL, INC.

                                           By:  /s/ Walter Burmeister
                                              --------------------------
                                           Name:  Walter Burmeister
                                           Title: CEO


                                           STATE STREET BANK AND TRUST
                                           COMPANY

                                           By:
                                              --------------------------
                                           Name:
                                           Title:





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     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental
Indenture to be executed as of the day and year first above written.


                                              FACILICOM INTERNATIONAL, INC.


                                              By:
                                                 --------------------------
                                                 Name:
                                                 Title:



                                              STATE STREET BANK AND TRUST
                                              COMPANY


                                              By: /s/ Alison Deila Bella
                                                 -------------------------
                                                 Name: Alison Deila Bella
                                                 Title: Assistant Vice President